CONSENT OF MILLER & LENTS, LTD.

Exhibit 23.4

     We consent to the incorporation by reference into this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 for The Houston Exploration Company filed December 3, 2004 of information relating to Houston Exploration’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties — Natural Gas and Oil Reserves” in Houston Exploration’s Annual Report on Form 10-K for the year ended December 31, 2003.

MILLER AND LENTS, LTD.
By:	/s/ Christopher A. Butta
Christopher A. Butta
Senior Vice President

Houston, Texas
December 3, 2004